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                                                                       CONTACTS:
                                                                     At InSight:
                                                             Steven T. Plochocki
                                                                 President & CEO
                                                                    949-476-0733

                                                                 Thomas V. Croal
                                                  Executive Vice President & CFO
                                                                    949-476-0733

                                                                   Lynne Rayburn
                                                              Investor Relations
                                                                    949-476-0733



             INSIGHT HEALTH SERVICES CORP. COMPLETES ACQUISITION OF
                 IMAGING CENTER IN WILKES- BARRE, PENNSYLVANIA


         NEWPORT BEACH, Calif. .... June 5, 2000 ... InSight Health Services

Corp. ("InSight") (NASDAQ: IHSC), announced today that it has completed the acquisition, pursuant to which a wholly-owned subsidiary of InSight will acquire a 90% interest in a multi-modality diagnostic imaging center in

Wilkes-Barre, Pennsylvania.

         Wilkes-Barre Imaging Center has a high field MRI, Open MRI, CT,

mammography, ultrasound, nuclear medicine, nuclear cardiology and R&F, and is situated on the campus of Allied Health Systems, a large rehabilitation complex.

         Newport Beach, Calif.-based, InSight Health Services Corp. provides diagnostic imaging and information, treatment and related management services.

It serves managed care entities, hospitals and other contractual customers in 32

U.S. states, including five major US markets: California, the Southwest

(including a major presence in Texas), the Midwest, the Northeast and the

Southeast. Visit InSight's web site at www.insighthealthcorp.com.

         The matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including such factors as changing regulatory environment, limitations and delays in reimbursement by third party payors, contract renewals, financial stability of customers, aggressive competition, availability of financing and other risk factors detailed in the Company's SEC filings.


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